Exhibit 10.31.2

EXECUTION VERSION

AMENDMENT NUMBER TWO

to the

Second Amended and Restated Master Repurchase Agreement

Dated as of January 2, 2018

between

JEFFERIES FUNDING LLC (f/k/a JEFFERIES MORTGAGE FUNDING, LLC)

and

LOANDEPOT.COM, LLC

This AMENDMENT NUMBER TWO (this “Amendment”) is made as of this 1st day of November, 2019, by and between Jefferies Funding LLC (“Buyer”) and loanDepot.com, LLC (“Seller”) to the Second Amended and Restated Master Repurchase Agreement, dated as of January 2, 2018 (as amended, supplemented and otherwise modified from time to time, the “Agreement”), between Buyer and Seller.

WHEREAS, Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Agreement be amended to reflect certain agreed upon changes.

WHEREAS, as of the date of this Amendment, Seller represents to Buyer that it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.

NOW THEREFORE, the Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Agreement is hereby amended as follows:

Section 1. Amendments. Effective as of the date hereof (the “Effective Date”), the Agreement is hereby amended as follows:

(a) The Agreement is hereby amended by deleting the definitions of “Conventional Bridge Mortgage Loan” and “Second Lien Mortgage Loan”, and all instances of each such term throughout the Agreement.

(b) Paragraph 2 of the Agreement is hereby amended by adding the following new terms and definitions in appropriate alphabetical order:

“Delinquency Early Buyout” means the purchase of a Mortgage Loan from GNMA Security due to a delinquency.

“Early Buyout” means a Delinquency Early Buyout or a Modification Early Buyout or both, as the context may require.

“GNMA Security” means a mortgage-backed security guaranteed by GNMA pursuant to the GNMA Guide.

“Modification Early Buyout” means a Mortgage Loan that has been purchased from a GNMA Security due to modification of the original terms of the Mortgage Loan.

(c) Paragraph 2 of the Agreement is hereby amended by deleting the definitions of “Eligible Mortgage Loan”, “Mortgage” and “Pricing Side Letter” in their respective entireties and replacing them with the following:

“Eligible Mortgage Loan” shall mean a First Lien Mortgage Loan that (i) is secured by an Eligible Property, (ii) satisfies each of the loan-level representations and warranties set forth on Schedule 1 hereto, (iii) satisfies each of the additional, applicable criteria set forth on Exhibit A to the Pricing Side Letter in the column entitled “Additional Criteria”, (iv) does not exceed the applicable sublimits set forth on Exhibit A to the Pricing Side Letter in the column entitled “Sublimits”, (v) is not delinquent (except with respect to GNMA EBOs), and (vi) is otherwise deemed by Buyer in its sole discretion to be eligible for purchase hereunder, on the related Purchase Date. Buyer shall have the right to mark the Market Value of any Mortgage Loan to zero and/or require the repurchase of such Mortgage Loan if such Mortgage Loan does not satisfy the foregoing criteria, unless Buyer and Seller otherwise agree.

“Mortgage” shall mean with respect to a Mortgage Loan, the mortgage, deed of trust or other instrument, which creates a first Lien on the fee simple estate in such real property which secures the Note.

“Pricing Side Letter” shall mean that certain Eleventh Amended and Restated Pricing Side Letter, dated as of November 1, 2019, by and between Buyer and Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

(d) Schedule 1 to Annex 1 of the Agreement is hereby amended by deleting clauses (b), (l) and (z) in their respective entireties and replacing them with the following:

(b) Payments Current. The first monthly payment on the Mortgage Loan shall have been made prior to the second scheduled monthly payment on the Mortgage Loan becoming due. Except with respect to GNMA EBOs, no payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent at any time since the origination of the Mortgage Loan.

(l) Valid Assignment; Valid Lien. Each Assignment of Mortgage from the Seller constitutes a legal, valid and binding assignment from the Seller. Each related Mortgage is freely assignable without the consent of the related Mortgagor. The Mortgage is a valid, subsisting, enforceable and perfected first Lien and first priority security interest with respect to each Mortgage Loan on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the Mortgaged Property. The Lien of the Mortgage is subject only to:

(1) the lien of current real property taxes and assessments not yet due and payable;

(2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the appraised value of the related Mortgaged Property set forth in such appraisal; and

(3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first Lien and first priority security interest with respect to each Mortgage Loan, on the property described therein and Seller has full right to pledge and assign the same to Buyer. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.

(z) No Defaults. Except with respect to GNMA EBOs, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration.

Section 2. Fees and Expenses. The Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel Buyer incurred in connection with this Amendment, in accordance with Paragraph 23(b) of the Agreement.

Section 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

Section 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

Section 5. Representations. In order to induce Buyer to execute and deliver this Amendment, Seller hereby represents to Buyer that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no default or Default or Event of Default has occurred and is continuing under the Program Documents.

Section 6. Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.

Section 7. Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Buyer and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the Effective Date.

JEFFERIES FUNDING LLC, as Buyer	LOANDEPOT.COM, LLC, as Seller

By:	By:

Name: Title:	Name: Title:

Amendment No. 2 to Second Amended and Restated Master Repurchase Agreement (Jefferies/loanDepot)